Exhibit 99.1

Clarus Reports Record First Quarter 2019 Results

– First Quarter Sales Increased 15% to a Record $61.2 Million –

– New $100 Million Cash Flow Facility Provides Increased Flexibility and Capacity in Driving Capital Allocation Strategy –

SALT LAKE CITY, Utah – May 6, 2019 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a company focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns, reported financial results for the first quarter ended March 31, 2019, and reiterated its financial outlook for 2019.

First Quarter 2019 Financial Highlights vs. Same Year-Ago Quarter

•	Sales increased 15% to a record $61.2 million.

•	Gross margin increased 250 basis points to 36.0%.

•	Net income increased significantly to a record $3.8 million or $0.12 per diluted share, compared to $0.4 million or $0.01 per diluted share.

•	Adjusted net income before non-cash items increased 82% to a record $6.9 million or $0.23 per diluted share, compared to $3.8 million or $0.13 per diluted share.

•	Adjusted EBITDA increased 69% to a record $7.3 million and as a percentage of sales, adjusted EBITDA increased 370 basis points to 11.8%.

•	Free cash flow, defined as net cash provided by operating activities less capital expenditures, was $4.7 million.

Management Commentary

“The momentum of 2018 continued into the first quarter of 2019 with sales growth across every brand, category, geography, and channel,” stated John Walbrecht, president of Clarus. “This performance was the result of our continued dedication to product innovation, as well as better order fulfillment and effective marketing campaigns. This led to continued gross margin expansion and was combined with 350 basis points of selling, general, and administrative expense leverage, resulting in adjusted EBITDA margin increasing 370 basis points to 11.8%.

“A significant driver of our strong performance in the first quarter was the favorable winter weather that extended late into the season in both the U.S. and Europe, which drove 49% year-over-year growth within ski hardgoods. Aiding in this growth was the shipment of the new Black Diamond beacon product, which moved from the fourth quarter of last year into the first quarter of this year. Additionally, hardgoods in mountain and climb were both up 12%, further supporting a quarter that experienced solid performance across the board. Looking towards the remainder of the year, we are reiterating our 2019 financial outlook and I am confident in our team’s ability to successfully execute on our plan and continue to drive our brands forward.”

First Quarter 2019 Financial Results

Sales in the first quarter increased 15% to $61.2 million compared to $53.3 million in the same year-ago quarter. The increase was driven by 16% growth in Black Diamond and 7% growth in Sierra. On a constant currency basis, total sales were up 16%.

Gross margin in the first quarter increased 250 basis points to 36.0% compared to 33.5% in the year-ago quarter. The increase was primarily due to favorable brand mix and an inventory fair value adjustment that was incurred in the first quarter of 2018. This was partially offset by foreign exchange headwinds from the strengthening of the U.S. dollar, as well as impacts from channel mix. Gross margin in the first quarter of 2019 increased 60 basis points compared to an adjusted gross margin of 35.4% in the first quarter of 2018, which included a fair value inventory step-up associated with the Sierra acquisition.

Selling, general and administrative expenses in the first quarter were $17.6 million compared to $17.1 million in the year-ago quarter. As a percentage of sales, selling, general and administrative expenses declined 350 basis points to 28.7%. The Company continued its focus on the re-allocation and scaling of its selling, general and administrative expenses to drive strong brand growth and allow it to strategically allocate investments into demand creation and product innovation within Black Diamond and Sierra.

Net income in the first quarter increased significantly to $3.8 million or $0.12 per diluted share, compared to $0.4 million or $0.01 per diluted share in the year-ago quarter. Net income in the first quarter of 2019 included $3.1 million of non-cash charges and $0.1 million of transaction and restructuring costs, compared to $3.2 million of non-cash charges and $0.2 million in transaction and restructuring costs in the first quarter of 2018.

Adjusted net income, which excludes the non-cash items, as well as transaction, merger and integration, and restructuring costs, increased 82% to $6.9 million or $0.23 per diluted share, compared to $3.8 million or $0.13 per diluted share in the first quarter of 2018.

Adjusted EBITDA in the first quarter increased 69% to $7.3 million compared to $4.3 million in the year-ago quarter. As a percentage of sales, adjusted EBITDA increased 370 basis points to 11.8% compared to 8.1% in the year-ago quarter.

Net cash provided by operating activities for the first quarter of 2019 was $5.7 million compared to $7.3 million in the year-ago quarter. Capital expenditures in the first quarter were $1.0 million compared to $0.9 million in the first quarter of 2018. Free cash flow, defined as net cash provided by operating activities less capital expenditures, for the first quarter was $4.7 million compared to $6.4 million in the year-ago quarter. The decrease in free cash flow was solely driven by timing differences associated with the changes in working capital, as profitability increased significantly in the first quarter of 2019.

At March 31, 2019, cash and cash equivalents totaled $2.5 million, unchanged from December 31, 2018. The Company’s debt balance at March 31, 2019, was $18.3 million compared to $22.1 million at December 31, 2018.

Additionally, on May 3, 2019, Clarus converted its ABL facility with JP Morgan Chase Bank, N.A. into a $100 million cash flow facility. The facility includes a syndication with two additional banks and will provide increased flexibility, capacity and aid in driving the Company’s capital allocation strategy.

2019 Outlook

Clarus still anticipates fiscal year 2019 sales to grow approximately 8% to $230 million compared to 2018. The Company also continues to expect adjusted EBITDA to increase approximately 20% to $25 million compared to 2018.

Additionally, in fiscal year 2019 the Company still expects capital expenditures to be approximately $4.5 million and free cash flow to be approximately $10 million.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $141 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter and 2019 results.

Date: Monday, May 6, 2019

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-877-511-3707

International dial-in number: 1-786-815-8672

Conference ID: 5587059

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.claruscorp.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 20, 2019.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 5587059

 About Clarus Corporation

Clarus Corporation is focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has substantial net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value. Clarus’ primary business is as a leading developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, and sport markets. The Company’s products are principally sold under the Black Diamond®, Sierra®, PIEPS®, and SKINourishment® brand names through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), and adjusted EBITDA, and (iv) free cash flow. The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, (iii) EBITDA and adjusted EBITDA, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and the Company’s ability to declare a dividend. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

 Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-552-9600

warren.kanders@claruscorp.com

or

John C. Walbrecht

President

Tel 1-801-993-1344

john.walbrecht@claruscorp.com

or

Aaron J. Kuehne

Chief Administrative Officer and

Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@claruscorp.com

Investor Relations Contact:

Gateway Investor Relations

Cody Slach

Tel 1-949-574-3860

CLAR@gatewayir.com

 CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash	$2,522	$2,486
Accounts receivable, less allowance for doubtful accounts of $569 and $392, respectively	37,634	35,943
Inventories	62,091	64,933
Prepaid and other current assets	5,245	5,115
Income tax receivable	-	24
Total current assets	107,492	108,501

Property and equipment, net	23,163	23,401
Other intangible assets, net	18,483	19,416
Indefinite lived intangible assets	41,633	41,694
Goodwill	18,090	18,090
Other long-term assets	3,300	2,026
Total assets	$212,161	$213,128

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$20,293	$21,489
Income tax payable	189	210
Current portion of long-term debt	-	41
Total current liabilities	20,482	21,740

Long-term debt	18,271	22,105
Deferred income taxes	2,979	2,919
Other long-term liabilities	860	159
Total liabilities	42,592	46,923

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized; 33,244 and 33,244 issued and 29,748 and 29,748 outstanding, respectively	3	3
Additional paid in capital	489,189	488,404
Accumulated deficit	(301,536)	(304,577)
Treasury stock, at cost	(18,102)	(18,102)
Accumulated other comprehensive income	15	477
Total stockholders' equity	169,569	166,205
Total liabilities and stockholders' equity	$212,161	$213,128

 CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2019	March 31, 2018

Sales
Domestic sales	$30,589	$25,654
International sales	30,629	27,613
Total sales	61,218	53,267

Cost of goods sold	39,162	35,440
Gross profit	22,056	17,827

Operating expenses
Selling, general and administrative	17,580	17,128
Restructuring charge	13	40
Transaction costs	46	165

Total operating expenses	17,639	17,333

Operating income	4,417	494

Other (expense) income
Interest expense	(310)	(254)
Other, net	(23)	121

Total other expense, net	(333)	(133)

Income before income tax	4,084	361
Income tax expense (benefit)	297	(42)
Net income	$3,787	$403

Net income per share:
Basic	$0.13	$0.01
Diluted	0.12	0.01

Weighted average shares outstanding:
Basic	29,748	30,041
Diluted	30,673	30,157

 CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	March 31, 2019		March 31, 2018

		Gross profit as reported	$17,827
		Plus impact of inventory fair value adjustment	1,049
Gross profit as reported	$22,056	Adjusted gross profit	$18,876

		Gross margin as reported	33.5%

Gross margin as reported	36.0%	Adjusted gross margin	35.4%

 CLARUS CORPORATION

RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	March 31, 2019	Share	March 31, 2018	Share

Net income	$3,787	$0.12	$403	$0.01

Amortization of intangibles	889	0.03	969	0.03
Depreciation	1,103	0.04	1,073	0.04
Amortization of debt issuance costs	64	0.00	17	0.00
Stock-based compensation	785	0.03	499	0.02
Gain from removal of accumulated translation adjustment	-	-	(131)	(0.00)
Inventory fair value of purchase accounting	-	-	1,049	0.03
Income tax expense (benefit)	297	0.01	(42)	(0.00)
Cash paid for income taxes	(75)	(0.00)	(237)	(0.01)

Net income before non-cash items	$6,850	$0.22	$3,600	$0.12

Restructuring charge	13	0.00	40	0.00
Transaction costs	46	0.00	165	0.01
State cash taxes on adjustments	(2)	(0.00)	(6)	(0.00)
AMT cash taxes on adjustments	(1)	(0.00)	(4)	(0.00)

Adjusted net income before non-cash items	$6,906	$0.23	$3,795	$0.13

 CLARUS CORPORATION

RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	March 31, 2019	March 31, 2018

Net income	$3,787	$403

Income tax expense (benefit)	297	(42)
Other, net	23	(121)
Interest expense, net	310	254

Operating income	4,417	494

Depreciation	1,103	1,073
Amortization of intangibles	889	969

EBITDA	$6,409	$2,536

Restructuring charge	13	40
Transaction costs	46	165
Inventory fair value of purchase accounting	-	1,049
Stock-based compensation	785	499

Adjusted EBITDA	$7,253	$4,289